Exhibit 99.1

Envirotech Vehicles Announces Second Quarter 2022 Financial Results

Osceola, Arkansas, August 15, 2022, Envirotech Vehicles, Inc. (“Envirotech Vehicles” or the “Company”) (Nasdaq: EVTV), a provider of new zero-emission, purpose-built electric vehicles, today announced its results for the second quarter and six months ended June 30, 2022.

Second Quarter 2022 Financial Results

Sales were $2,087,700 for the three months ended June 30, 2022, compared to $188,266 for the three months ended June 30, 2021. The sales increase was primarily related to the sale of 21 vehicles in the second quarter of 2022 compared to two vehicles in the prior year period.

Total operating expenses for the three months ended June 30, 2022, were $1,833,066, compared to $931,354 for the same period in 2021, as the Company continues to invest in its operations. The increase in expenses during the quarter is primarily related to expanded sales and marketing efforts, as well as a ramp in research, development and engineering costs related to the Company’s new school bus offering and class 5 truck, expected to be available by the end of 2022. Envirotech also added headcount in the second quarter as it ramps production and operations. Total net operating expenses included non-cash charges of $18,948 for the three months ended June 30, 2022.

Net loss in the second quarter of 2022 was $1,010,264, or $(0.07) per basic and diluted share, compared to a net loss of $893,079 or $(0.06) per basic and diluted share in the second quarter of 2021.

As of June 30, 2022, the Company had cash, cash equivalents, restricted cash and marketable securities of $6,332,984 and working capital of $19,995,467.

Phillip Oldridge, Chief Executive Officer of Envirotech Vehicles, commented, “Our second quarter was a breakout quarter for EVTV, continuing the momentum built during the first quarter of 2022, and resulting in significant revenue growth year over year, as well as an 88% increase in sales sequentially. We’re seeing tremendous order volume for our electric trucks and vans as state and federal funding becomes more available, and importantly, we’re delivering orders and enabling our customers to begin transitioning their fleets to EVs. During the second quarter we delivered 21 vehicles and to date in 2022 we’ve delivered a total of 33 vehicles. With the recent passing of the Inflation Reduction Act, which, among other provisions, includes the introduction of a new commercial clean vehicle credit, we anticipate businesses will be even more incentivized to accelerate their transition to clean energy fleets, and EVTV is well-positioned to continuing to assist that move.

“Renovation construction continues at our Osceola, Arkansas manufacturing facility, and we’re receiving strong support from the state as evidenced by our recently announced partnership with the Arkansas Economic Development Commission, which will provide EVTV an economic incentive package valued at up to $27 million. As we’ve said earlier, we’re thrilled to establish operations as the only licensed vehicle manufacturer in the state of Arkansas, and we’ve recently enhanced our sales presence with the addition of Jonesboro-based DaVinci Innovations as our first commercial electric vehicle dealer. We look forward to entering into additional partnerships as we work to develop a robust dealer network to make our heavy-duty fully electric vehicles more accessible across the state.

“Finally, in early July, EVTV uplisted to the Nasdaq Capital Market, a milestone achievement for the Company. The uplisting is a culmination of the heavy lifting and hard work that has driven our considerable growth over the past year, highlighted by exponentially increased sales numbers, multiple completed deliveries, the construction of our new manufacturing facility, and our successful efforts to attract new customers. We believe our presence on Nasdaq will enhance our visibility and brand recognition in the marketplace and introduce EVTV to a broader audience of investors. As we move through the back half of 2022, we’re energized about the opportunities we’re seeing and we remain focused on driving operational execution to ramp production and get more of our commercial EVs on the road to our customers. This is an exciting time for our industry and our Company, and we look forward to growing our leadership position as a facilitator of the evolution to greener commercial transportation.”

Conference Call Information

The Company will host a conference call today, Monday, August 15, 2022, at 5:00 p.m. Eastern Time to discuss its results for the second quarter and six months ended June 30, 2022.

To access the live webcast, please use the following link:

https://www.webcaster4.com/Webcast/Page/2214/46384

To participate in the call by phone, dial (844) 602-0380 approximately five minutes prior to the scheduled start time and request the Envirotech Vehicles call. International callers should dial (862) 298-0970.

A replay of the teleconference will be available until Monday, August 29, 2022, and may be accessed by dialing (877) 481-4010 and using replay passcode 46384. International callers should dial (919) 882-2331 and use replay passcode 46384.

About Envirotech Vehicles

Envirotech Vehicles is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology. We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy duty electric vehicles. Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.EVTVUSA.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles, Inc. with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expected,” “believes,” “strategy,” “opportunity,” “anticipated,” “outlook,” “designed,” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact Information

IMS Investor Relations

John Nesbett/Jennifer Belodeau

Telephone: (203) 972-9200

Email: evtv@imsinvestorrelations.com

Envirotech Vehicles

Christian Rodich, Chief Financial Officer

Telephone: (951) 407-9860 ext. 1207

Email: christian.r@evtvusa.com

ENVIROTECH VEHICLES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2022	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$4,270,421	$4,846,490
Restricted cash	60,091	60,035
Marketable securities	2,002,472	8,002,700
Accounts receivable	4,542,295	1,428,030
Inventory, net	5,607,135	3,850,541
Inventory deposits	4,518,975	4,503,079
Prepaid expenses	47,268	332,514

Total current assets	21,048,657	23,023,389
Property and equipment, net	286,976	272,113
Goodwill	51,775,667	51,775,667
Other non-current assets	78,369	236,639

Total assets	$73,189,669	$75,307,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$266,486	$238,464
Accrued liabilities	757,565	1,280,020
Notes payable, net	29,139	31,788

Total current liabilities	1,053,190	1,550,272
Long-term Liabilities
Other non-current liabilities	—	2,427
Notes payable, net	—	13,245

Total liabilities	1,053,190	1,565,944

Stockholders’ equity (deficit):
Preferred stock, 5,000,000 authorized, $0.00001 par value per share, none issued and outstanding as of June 30, 2022, and December 31, 2021	—	—
Common stock, 350,000,000 authorized, $0.00001 par value per share, 15,000,673 and 14,912,178 issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	150	149
Additional paid-in capital	83,798,350	81,866,075
Accumulated deficit	(11,662,021)	(8,124,360)

Total stockholders’ equity	72,136,479	73,741,864

Total liabilities and stockholders’ equity	$73,189,669	$73,307,808

See Accompanying Notes to Unaudited Consolidated Financial Statements.

ENVIROTECH VEHICLES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Sales	$2,087,700	$188,266	$3,196,200	$659,059
Cost of Sales	1,260,480	147,932	1,952,042	461,366

Gross Profit	827,220	40,334	1,244,158	197,693
Operating expenses:
General and administrative	1,646,136	836,246	4,522,984	1,422,149
Consulting	99,518	95,108	170,318	105,358
Research and development	87,412	—	87,412	—

Total operating expenses, net	1,833,066	931,354	4,780,714	1,527,507

Loss from operations	(1,005,846)	(891,020)	(3,536,556)	(1,329,814)

Other income (expense):
Interest income, net	(4,516)	(4,837)	7,756	(5,759)
Other income, net	98	2,778	(8,861)	2,284

Total other income (expense)	(4,418)	(2,059)	(1,105)	(3,475)

Loss before income taxes	(1,010,264)	(893,079)	(3,537,661)	(1,333,289)
Income tax expense	—	—	—	(218,300)

Net loss	$(1,010,264)	(893,079)	(3,537,661)	(1,551,589)

Net loss per share to common stockholders
Basic and diluted	$(0.07)	$(0.06)	$(0.24)	$(0.19)
Weighted shared used in the computation of net loss per share
Basic and diluted	14,996,631	13,921,580	14,961,938	8,137,852

See Accompanying Notes to Unaudited Consolidated Financial Statements.